EXHIBIT 31.3

CERTIFICATION

I, Barry Zyskind, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of AmTrust Financial Services, Inc. for the fiscal year ended December 31, 2017; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 23, 2018	By:	/s/ Barry Zyskind
Barry Zyskind
Chairman, President and Chief Executive Officer
(Principal Executive Officer)